UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

 (e)           Effective January 10, 2011, Powerwave Technologies, Inc. (the “Company”) adopted a Sales Incentive Program for fiscal year 2011 (the “Plan”) for the benefit of Basem Anshasi, the Company's Vice President of Worldwide Sales.  No other executive officers of the Company are eligible to participate in the Plan.

Pursuant to the Plan, Mr. Anshasi may earn a cash incentive payment that is payable based upon the Company's actual revenue as compared to a pre-established revenue quota for the fiscal year.  The revenue quota is established by the Chief Executive Officer based on management revenue forecasts.

At the end of each fiscal quarter during 2011, the Company's revenue will be compared to the revenue quota assigned to Mr. Anshasi through the end of the particular quarter, on a year-to-date basis.  Mr. Anshasi will be eligible to receive a cash incentive payment for each of the first three fiscal quarters to the extent the Company has revenue at least equal to 65% of the revenue quota assigned to Mr. Anshasi for the particular quarter, on a year-to-date basis.  If this threshold is achieved, he will receive 50% of his target cash incentive payment for the quarter in the form of a quarterly draw payable within several weeks of the end of the quarter.  The amount of the cash incentive payment payable to Mr. Anshasi for a particular quarter as a percentage of his target cash incentive payment for the quarter increases as the Company's revenue for the quarter increases.  However, the maximum draw payment for any particular quarter  is equal to 100% of the target cash incentive payment for that quarter.

At the end of fiscal year 2011, the Company’s annual revenue will be compared to Mr. Anshasi's annual revenue quota to determine the total annual cash incentive earned.  The achievement of annual Company revenue below 65% of the annual revenue quota will result in no cash incentive payment being paid with respect to the full fiscal year.   In addition, quarterly draw payments, if any, made with respect to the first three quarters will offset the total annual cash incentive earned.  To the extent that the total annual cash incentive earned exceeds the sum of the quarterly draws paid with respect to the first three quarters of the year, Mr. Anshasi will receive the difference as the cash incentive payment for the fourth quarter.  However, if the total annual cash incentive earned is less than the sum of the quarterly draws paid with respect to the first three quarters of the year, Mr. Anshasi will not be required to repay any portion of the quarterly draws to the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item  9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Sales Incentive Program, adopted by the Company as of January 10, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:	May 11, 2011	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Sales Incentive Program, adopted by the Company as of January 10, 2011

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